Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI Continues to Inform Investment Community
And Public at Large About CACI's Business In Iraq
--The Company Seeks to Correct Inaccurate Reports--

Arlington, Va., June 13, 2004 - CACI International Inc (NYSE: CAI) today presented a synopsis of information it has been providing to the investment community and the public about its business in Iraq. For more than 42 years, CACI has proudly provided information technology (IT) services to government and private sector customers to enhance efficiency and meet mission effectiveness. In these four decades the company has successfully provided IT services through seven Presidential administrations of the U.S. government, that have had varying policies, agendas and objectives. Throughout its history in contracting with the government, CACI's steadfast objective has always been to support the country's future through quality service.

CACI takes pride in meeting its customers' needs - and in achieving the highest ethical standards in so doing. Further, CACI is proud to provide a range of services to help American soldiers and the Department of Defense in Iraq to fulfill their mission. Our advanced information technology solutions and intelligence support services in Iraq enhances military effectiveness and frees troops for other critical military missions. For all of these services CACI has received good reports about its performance from its U.S. military customers in Iraq.

While we provide services around the world that support the U.S. government, our work in Iraq recently has drawn attention in relation to interrogation activities at the Abu Gharib prison near Baghdad. Nonetheless various media and press reports have mistakenly included false, distorted or inaccurate information, which we seek to correct. The following comprehensive summary is provided here; additional information is available on CACI's website www.caci.com.

We are as concerned about the alleged abuses and horrific photos as every other American, and we are working actively to determine what role any CACI individual may have had in the incidents, if any;

We have been forthcoming with all constituencies regarding CACI's business in Iraq;

CACI provides IT solutions and technology services to the U.S. intelligence community. The interrogation business is a recent extension of CACI's tactical intelligence and field services line of business for information collection, data analysis and decision support. CACI performs these contract services because of its commitment to its U.S. Army clients in the Middle East and elsewhere around the world;

The military did not have available personnel and needed interrogators to gather and analyze field source intelligence data and information in Iraq. These private sector positions exist because the military downsized its interrogation units as part of a cutback plan in the early 1990's aimed at reducing Pentagon personnel. The system of private contracting was set up to save taxpayer money by using contractors on an "as needed" basis rather than maintaining military salaries year round, year after year. When services are no longer required contractor work can be cut back quickly;

After receiving a contract delivery order from the U.S. Army, CACI started recruiting for interrogators in August 2003. Resumes were solicited through the CACI website, advertising in military publications and websites, job fairs and in cities with large military populations. CACI received approximately 1,600 interrogator job applications and approved fewer than 3 percent of them for submission to the U.S. military for its review and approval. Fewer than 2 percent have been employed in Iraq. All interrogators hired by CACI were pre-qualified by CACI management both here in the United States and on the ground in Iraq. At all times the U.S. government has had and continues to have oversight of all of our employees reporting for work;

All interrogators hired by CACI were and are qualified as required by the military's Statement of Work. This military Statement of Work provides specific qualifications for interrogators. CACI has faithfully carried out this Statement of Work. The Statement of Work requires individuals with proven information-gathering and analysis experience at the tactical and operational levels and such people need to possess at a minimum a Department of Defense Secret-level security clearance, which requires U.S. government background checks on the individuals. The Statement of Work further specifies that the U.S. military will provide orientation training and briefings on rules of engagement and general orders applicable to U.S. armed forces, DoD civilians and U.S. contractors. This includes abiding by the Geneva Conventions;

CACI acquired this GSA Schedule Contract under which the interrogation services were provided as part of the assets it acquired from Premier Technology Group, Inc. in May 2003. As background, the U.S. Army Directorate of Contracting, Fort Huachuca, Arizona, awarded a Blanket Purchase Agreement (BPA) to Premier Technology Group against the GSA Schedule Group 70 (Information Technology) in September 1998. The BPA was transferred from the U.S. Army to the National Business Center (NBC), Department of Interior at Fort Huachuca on January 14, 2001 and was extended for an additional five years by NBC. The BPA was modified on July 31, 2003 to reflect the acquisition by CACI. The U.S. Army continued to contract orders under the BPA, and continues to convey their satisfaction with the services being provided by CACI on these projects and have requested CACI's continued support;

CACI is cooperating fully with the GSA review of the contract, providing information that illustrates CACI's commitment to conducting its work appropriately. CACI has never knowingly disregarded procurement rules. CACI is committed to full compliance with the government's contract rules as demonstrated by the company's fine record over the last 42 years. We hope the government will recognize CACI's longstanding efforts to conduct its work correctly and ethically and not find adverse action needed;

No CACI contracts have been blocked or suspended by the U.S. government. CACI has been informed by the Department of Interior that the department intends to honor all existing delivery orders. The Interior Department is imposing a limitation that it will not issue new delivery orders or amend or extend current orders under the current contract. Based on feedback from the Department of Interior and its customers, however, CACI is confident of the continuation of its services in support of clients through the contract;

CACI rejects and denies the outlandish allegations of the lawsuit filed by a New York-based human rights activist group in San Diego federal court as being a malicious recitation of false statements and intentional distortions. The suit is frivolous, without merit and the company will vigorously and aggressively defend itself and its fine reputation;

CACI has frequently communicated to its shareholders and the public through five news releases since May 3, 2004 and seven filings with the Securities and Exchange Commission related to these public disclosures;

We have held two public conference calls with transcripts available (May 5th and May 27th) and discussed the business, how we became involved with it, our corporate policy of zero tolerance for any kind of illegal or inappropriate behavior at any time under any circumstances, and the complete absence of any confirmed evidence to date that any CACI employee was engaged in the reported abuses of prisoners at Abu Ghraib;

CACI posted responses to a total of 42 Frequently Asked Questions (FAQs) about CACI in Iraq on the company's public website on May 20th and has updated them when new information has become available;

CACI has participated in three institutional investor conferences on May 20th, June 2nd, and June 8th, and will participate in two more conferences on June 24th and June 28th;

CACI is aware of issues raised by the California State Treasurer's Office. We have found no issues raised that the company has not already addressed fully in its public information releases and other activities noted above;

No one from either the California State Treasurer, or California Public Employees' Retirement Systems (CalPERS), or the California State Teachers' Retirement System (CalSTRS) has contacted CACI seeking information about its Iraq business. We will be pleased to provide information if requested;

We have no record of anyone from the California State Treasurer, CalPERS, or CalSTRS participating in our conference calls or the webcasts of those calls. To our knowledge, there were no representatives from any of the above organizations at any of the three institutional investor conferences at which CACI has presented;

We have cooperated fully with all of the investigations and inquiries being conducted into the Iraq situation, however the company, to its knowledge, is not the singular "target" of any investigation as recently suggested by a state official in California. CACI has cooperated with a number of government organizations as these matters are being reviewed and CACI will continue to cooperate;

Despite the change in Standard & Poor's "watch status" there has been no change in CACI's debt rating;

We have an active corporate compliance program and conduct active reviews of our systems of controls. In connection with inquiries into our operations in Iraq we have been assured that our employees had no involvement in any inappropriate activity. Our own active investigation of the matter through independent counsel and our repeated requests to our military customers and other government agencies involved, has resulted in no confirmation of the allegations that appeared in the illegally "leaked" (SECRET/NOFORN) report of Major General Anthony M. Taguba, USA, in April 2004.

CACI will continue to cooperate with all involved to address and resolve these issues. Our work for government agencies plays a vital role in protecting Americans' security, improving the performance of domestic programs and enhancing our country's intelligence capabilities --at home and abroad. We are proud of that work and will continue to serve our customer, the U.S. government in the tradition of excellence that has made CACI a truly outstanding organization.

For further information about CACI, and a full presentation of all the information about CACI in Iraq, see the company's website, www.caci.com.

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,400 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom (an economic downturn in the UK is affecting CACI's UK operations), including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S military operations in Iraq; the results of the appeal of CACI International Inc. ASBCA No. 53058; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or scheduled contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

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For investor information contact: David Dragics Vice President, Investor Relations (703) 841-7835 ddragics@caci.com>	For other information contact: Jody Brown Senior Vice President, Public Relations (703) 841-7801 jbrown@caci.com